SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)          August 3, 2004

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

145 Brandywine Parkway West Chester, Pennsylvania	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code             (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(a)                     Financial Statements of Business Acquired:   Not applicable

(b)                    Pro Forma Financial Information:   Not applicable

(c)                     Exhibits

Number	Description
99.1	Press Release dated August 3, 2004 – Cephalon, Inc. Reports Second Quarter Financial Results

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

The information under this caption is furnished by Cephalon, Inc. (the “Company”) in accordance with Securities Exchange Commission Release No. 33-8216. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

On August 3, 2004, Cephalon, Inc. issued a press release announcing certain financial results for the second quarter and reiterating full year 2004 sales and diluted earnings per share guidance.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

In the attached press release, Cephalon discloses “Adjusted EBITDA,” “Adjusted Net Income,” “Basic Adjusted Net Income per Common Share”, “Diluted Adjusted Net Income per Common Share” and “Diluted Adjusted Earnings Per Share Guidance” for certain periods, all of which are considered “non-GAAP financial measures” under Securities and Exchange Commission rules.  A “non-GAAP financial measure” is defined as a numerical measure of a company’s financial performance, financial position or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements.  Management does not intend the presentation of non-GAAP financial measures to be considered in isolation or as a substitute for results prepared in accordance with GAAP.

As used in the press release, Adjusted EBITDA represents income from operations less depreciation and amortization, impairment charge and gain on pension curtailment.  As such, this measure also excludes interest income and expense, charge on early extinguishment of debt, foreign currency exchange and income tax expense.  Cephalon’s calculation of Adjusted EBITDA may or may not be consistent with the calculation of this measure by other companies in the same industry.  However, management believes that Adjusted EBITDA is a useful adjunct to net income and other measurements under GAAP because it is a meaningful measure of a company’s performance.  Adjusted EBITDA is a management tool used by Cephalon to monitor its operating, budgeting and financial performance.  Management also believes that it provides useful insight into the underlying results of operations for the Company, and may serve to facilitate comparisons between Cephalon and other companies.

Our consolidated statements of operations include an “Adjusted” column for all periods presented.  In addition, we also utilize the term “Adjusted Net Income,” which represents income (loss) applicable to common shares less certain charges.  Management believes that the presentation of adjusted consolidated statements of operations and of Adjusted Net Income is useful to investors because it provides a useful means of evaluating the Company’s operating performance and results from period to period on a comparable basis not otherwise apparent on a GAAP basis, since many one-time or infrequent charges that do not affect the Company’s operations do not meet the strict GAAP definition of unusual non-recurring items.  Furthermore, in preparing operating plans, budgets and forecasts, and in assessing historical performance, management relies, in part, on trends in the Company’s historical results, exclusive of these items, and provides its forecasts to investors on this basis.   Finally, management believes that this presentation is useful in facilitating comparisons between Cephalon and other companies in its industry.

Basic Adjusted Net Income per Common Share and Diluted Adjusted Net Income per Common Share represent the Company’s Net Income (as adjusted and described above) on a per share basis.  Management believes that the presentation of these measures is meaningful to investors because it provides investors with a means of evaluating Adjusted Net Income against the Company’s previously issued earnings per share guidance.  In addition, in assessing the Company’s performance against its previously issued guidance, management uses these adjusted measures, which exclude significant known or expected one-time or infrequent charges that do not affect the Company’s operations.  The presentation of Adjusted Diluted Earnings Per Share Guidance reconciles the Company’s projected diluted GAAP earnings (loss) per share to its current quarterly and full-year guidance.  Management believes the presentation of this measure is useful to investors because it enables investors to assess and compare the Company’s earnings per share guidance on an adjusted and a GAAP basis.  Adjusted diluted earnings per share guidance also is utilized by management in connection with its internal budgeting and forecasting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: August 3, 2004	By:	/s/ J. Kevin Buchi
J. Kevin Buchi
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description
99.1	Press Release dated August 3, 2004 – Cephalon, Inc. Reports Second Quarter Financial Results